Exhibit 4.1

No. _______	TAC ACQUISITION CORP.	________ UNIT	(S)

CUSIP NO. _______	Incorporated under the Laws of the State of Delaware

UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS, EACH TO PURCHASE ONE SHARE OF COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT _______________________________________________________________________ IS THE OWNER OF ________________________________________________________________________________________________ UNIT(S). Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of TAC Acquisition Corp., a Delaware corporation (the “Corporation”), and two warrants (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). The Common Sock and Warrants comprising each Unit represented by this certificate are not transferable separately prior to                     , 2005, unless Wedbush Morgan Securities Inc. determines that an earlier date is acceptable. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2005 (the “Warrant Agreement”), between the Corporation and The Bank of New York, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 101 Barclay Street (11E), New York, NY 10286, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:                     , 2005

TAC ACQUISITION CORP.
Secretary	CORPORATE SEAL	Chief Executive Officer
2005
DELAWARE
Transfer Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -		Custodian
TEN ENT	tenants by the entireties		(Cust)		(Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors
Act: _____________________
(State)

Additional abbreviations may also be used though not in the above list.

TAC Acquisition Corp.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________

____________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).